UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2005

Atrium Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-20095	75-2642488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3890 West Northwest Highway, Suite 500, Dallas, TX (Address of principal executive offices)	75220 (Zip Code)

Registrant’s telephone number, including area code: (214) 630-5757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On November 7, 2005, ACIH, Inc. (“ACIH”), the parent of Atrium Companies, Inc. (“Atrium”), launched a consent solicitation pursuant to which ACIH solicited consents from holders of its outstanding 11 ½% Senior Discount Notes due 2012 (the “Notes”) to, subject to certain conditions, (a) waive past defaults arising with respect to ACIH’s obligation to furnish to the holders of the Notes and file with the trustee under the indenture governing the Notes (as amended, the “Indenture”) ACIH’s consolidated financial statements prepared as described in the Indenture along with certain results of operations information for the year ended December 31, 2004 and the quarter ended March 31, 2005 (collectively, the “Prior Financials”) through and including February 13, 2006 and any default or event of default under the Indenture arising therefrom; (b) amend the Indenture to extend the deadline for furnishing to the holders of the Notes and filing with the trustee under the Indenture ACIH’s unaudited consolidated financial statements prepared as described in the Indenture along with certain results of operations information for the quarters ended June 30, 2005 (the “Second Quarter Financials”) and September 30, 2005 (the “Third Quarter Financials”) to February 13, 2006; (c) amend the Indenture to allow Atrium and its restricted subsidiaries to incur indebtedness and issue preferred stock (x) initially, solely to the extent that on the date of any such incurrence or issuance and immediately after giving pro forma effect thereto and the use of proceeds thereof (in accordance with the definition of “Consolidated Leverage Ratio” in the Indenture) Atrium’s Consolidated Leverage Ratio (as defined in the Indenture) is less than or equal to 4.25:1.00 rather than 4.75:1.00 and (y) once the Prior Financials, Second Quarter Financials and Third Quarter Financials are furnished to the holders of the Notes and filed with the trustee under the Indenture, less than or equal to 4.50:1.00; (d) amend the Indenture to allow ACIH and its restricted subsidiaries to incur indebtedness pursuant to Atrium’s credit agreement, dated as of December 28, 2004, between Atrium and its senior lenders party thereto (as amended, supplemented or otherwise modified, the “Credit Agreement”), in an amount not to exceed $375.0 million rather than $475.0 million; (e) amend the Indenture to remove the $25.0 million general indebtedness basket described in the Indenture; (f) amend the Indenture to provide that ACIH and its restricted subsidiaries cannot make any restricted payments under the Indenture until ACIH’s consolidated leverage ratio is less than or equal to 4.75:1.00 at which time the amount available for restricted payments under the Indenture shall be reset to zero; (g) amend the Indenture to eliminate the $20.0 million restricted payments basket described in the Indenture until ACIH’s consolidated leverage ratio is less than 4.75:1.00; provided that the amendments described in clauses (c), (d) and (e) above will cease to have operative effect (and the original provisions that were amended shall again be in full force and effect as if not so amended) on the earlier of December 15, 2007 or the date ACIH’s consolidated leverage ratio is less than or equal to 5.00:1.00; and (h) amend the Indenture to add a definition of “Company’s Consolidated Leverage Ratio”, which shall be substantially similar to the definition of “Consolidated Leverage Ratio” therein except it will measure the ratio for ACIH and its restricted subsidiaries rather than Atrium and its restricted subsidiaries.

As of November 11, 2005, ACIH had received consents from holders of approximately $174.0 million in aggregate principal amount at stated maturity of the outstanding Notes, representing approximately 100% of the outstanding Notes. In connection with the consent solicitation,

ACIH entered into a supplemental indenture to the Indenture. A copy of the Second Supplemental Indenture is filed as Exhibit 4.1 hereto and incorporated herein by reference.

On November 10, 2005, Atrium obtained waivers of certain events of default under, and amendments to, Atrium’s credit agreement, dated as of December 28, 2004, between Atrium and its senior lenders party thereto (as amended, supplemented or otherwise modified, the “Credit Agreement”) and Atrium’s accounts receivable securitization facility (the “A/R Facility”). The waivers extend the deadline for Atrium to deliver to the lenders under the Credit Agreement and A/R Facility Atrium’s audited consolidated financial statements along with certain results of operations information for the year ended December 31, 2004 and Atrium’s unaudited consolidated financial statements along with certain results of operations information for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 to February 10, 2006.  The lenders also consented to the amendments to the Indenture described above and the payment of fees to the holders of the Notes in the consent solicitation. The amendments revise the Credit Agreement and A/R Facility to require that Atrium maintain its maximum total leverage ratio to be less than or equal to the following amounts for the periods set forth opposite them in the table below:

Period	Ratio
December 28, 2004 through September 30, 2005	4.60x
October 1, 2005 through December 31, 2005	4.25x
January 1, 2006 through December 31, 2006	4.00x
January 1, 2007 through December 31, 2007	3.75x
January 1, 2008 through December 31, 2008	3.50x
January 1, 2009 through December 31, 2009	3.25x
January 1, 2010 through December 31, 2010	3.00x
January 1, 2011 and thereafter	2.75x

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

4.1	Second Supplemental Indenture, dated as of November 11, 2005, between ACIH, Inc. and U.S. Bank National Association.

The information in this Current Report on Form 8-K (this “Current Report”) and the Exhibit attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRIUM COMPANIES, INC.

Date: November 14, 2005
	By	/s/ Philip J. Ragona
		Name:	Philip J. Ragona
		Title:	Senior Vice President & General Counsel

Index to Exhibits

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Exhibit No.	Description

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4.1	Second Supplemental Indenture, dated as of November 11, 2005, between ACIH, Inc. and U.S. Bank National Association.*

*Filed herewith.